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EXHIBIT 3.1.10


                                                                         1770199
                                                                  ENDORSED-FILED
                                         in the office of the Secretary of State
                                                      of the State of California
                                                                     SEP 18 1995
                                                  BILL JONES, Secretary of State

                           ARTICLES OF INCORPORATION OF
                             YLD/CLEAN FUELS, INC.
                            A California Corporation


     ARTICLE ONE: The name of this corporation shall be YLD/CLEAN FUELS, INC.

     ARTICLE TWO. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     ATICLE THREE: The existence of the corporation is perpetual.

     ARTICLE FOUR: The name and complete business address within the State of Ca1ifornia of the corporation's initial agent for service of process within the State of California, in accordance with the provisions of subdivision (b) of
Section 1502 of the General Corporation Law of the State of California, are as follows:

                                 Dean Groscost
                             15412 Electronic Lane
                           Huntington Beach, CA 92649


     ARTICLE FIVE: The total number of shares which the corporation is authorized to issue is One thousand (1,000) common shares. All of such shares shall be of a single class, and shall be without par value.

     No preferences, qualifications, limitations, restrictions, or special rights, other than those provided by law, shall exist with respect to any of the shares of the corporation or by any of the holders of such shares.

     All or any part of the aforesaid shares may be issued for such consideration as from time

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to time may be determined by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 12th day of the month of September, 1995.

                                             /s/ David M. Sine
                                             -------------------------------
                                             DAVID M. SINE
                                             Incorporator


     The undersigned does hereby declare and acknowledge that he is the person who execute the foregoing Articles of Incorporation as the incorporator of the corporation named therein and does hereby further declare and acknowledge that his execution of said Articles of Incorporation is his act and deed as said incorporator.

Dated: September 12, 1995


                                             /s/ David M. Sine
                                             -------------------------------
                                             DAVID M. SINE
                                             Incorporator